UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LyondellBasell Tower

1221 McKinney Street, Suite 3200

Houston, Texas 77010

(Address of principal executive offices, including zip code)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Aravive, Inc. (the “Company”) in its Current Report on Form 8-K dated October 12, 2018, effective October 12, 2018 (the effective date of the merger between Aravive Biologics, Inc., now a wholly owned subsidiary of the Company and Velo Merger Sub), Paul Westberg and Tracy M. Woody ceased to serve as Chief Business Officer and Chief Commercial Officer, respectively, of the Company; however, each continued as employees of the Company through November 9, 2018 to assist with transition matters.

On November 15, 2018, the Company entered into a separation agreement with each of Mr. Westberg (the “Westberg Separation Agreement”), and Ms. Woody, (the “Woody Separation Agreement”). Pursuant to the terms of the Westberg Separation Agreement, Mr. Westberg, who agreed to  remain available to assist the Company as a consultant, will receive, in exchange for, among other things, a general release of all known and unknown legal claims, (i) a lump sum cash payment of $183,000, which is equivalent to six months of base salary, (ii) a lump sum payment of $76,086, which is equivalent to 150% of the cost of Mr. Westberg’s monthly insurance premiums for group health insurance (as in effect in November 2018) multiplied by 12 months, (iii) twelve months’ acceleration of the unvested portion of all of Mr. Westberg’ s outstanding equity awards, and (iv) a period of one year post-separation to exercise his outstanding vested stock options. Pursuant to the terms of the Woody Separation Agreement, Ms. Woody will receive, in exchange for, among other things, a general release of all known and unknown legal claims, (A) a lump sum cash payment of $182,500, which is equivalent to six months of base salary, (B) a lump sum payment of $87,797, which is equivalent to 150% of the cost of Ms. Woody’s monthly insurance premiums for group health insurance (as in effect in November 2018) multiplied by 12 months, (C) twelve months’ acceleration of the unvested portion of all of Ms. Woody’s outstanding equity awards, and (D) a period of one year post-separation to exercise her outstanding vested stock options.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Westberg Separation Agreement and the Woody Separation Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Separation Agreement with Paul Westberg effective November 15, 2018

10.2   Separation Agreement with Tracy Woody effective November 15, 2018

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement with Paul Westberg effective November 15, 2018
10.2	Separation Agreement with Tracy Woody effective November 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2018	ARAVIVE, INC. (Registrant)

	By:	/s/ Jay P. Shepard
Jay P. Shepard
Chief Executive Officer